________________________________________ (1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. Exhibit 99.1 October 12, 2022 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 Aircastle Announces Second Quarter 2022 Results and Sale of Three Wide-body Aircraft Three Months Ended August 31, 2022 • Total revenues of $174 million • Adjusted EBITDA(1) of $159 million • Net loss of $9 million Highlights for the Three Months Ended August 31, 2022 • Acquired seven narrow-body aircraft for $286 million • Sold five aircraft and other flight equipment for proceeds of $113 million and a gain on sale of $10 million • Interest expense down 9% compared to second quarter of 2021 • Wrote off remaining book value of one 747 Freighter in Russia deemed irrecoverable, resulting in a $28 million impairment. • Subsequently sold two 747 Freighter and one 777 aircraft in September 2022 for an approximate gain of 53 million Liquidity • Expanded the size of one of our unsecured revolving credit facilities to $1.0 billion in September 2022 • Total liquidity as of October 1, 2022 of $2.1 billion including $1.4 billion of undrawn credit facilities, $0.3 billion of unrestricted cash, and $0.4 billion of projected adjusted operating cash flows through October 1, 2023 • 212 unencumbered aircraft with a net book value of $5.4 billion

Mike Inglese, Aircastle's Chief Executive Officer, commented, "Although still not at 2019 levels, demand and capacity for air travel continues to strengthen. This trend looks to continue even though concerns over inflation and fuel prices are disrupting some markets. This quarter, Aircastle moved forward with seven narrow-body acquisitions, continuing our focus on new technology aircraft."

Mr. Inglese concluded, "With the September sale of three aircraft at significant profit, as well as the recent upsize of one of our revolvers to $1 billion, we are optimistic as we pursue strategic, new-technology investments. Our favorable credit rating, along with the opportunities afforded by our unique ownership arrangement with the Marubeni Corporation and Mizuho Leasing have us excited for disciplined future growth."

Aviation Assets

As of August 31, 2022, Aircastle owned 243 aircraft and other flight equipment having a net book value of $6.5 billion. We also manage nine aircraft with a net book value of $292 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	**As of August 31, 2022**	**As of August 31, 2021**
Net Book Value of Flight Equipment ($ mils.)	$ 6,493	$ 6,761
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$ 5,447	$ 5,593
Number of Aircraft(1)	243	255
Number of Unencumbered Aircraft(1)	212	223
Number of Lessees	74	76
Number of Countries	45	42
Weighted Average Fleet Age (Years)(2)	10.3	10.6
Weighted Average Remaining Lease Term (Years)(2)	5.0	4.6
Weighted Average Fleet Utilization for the three months ended(3)	94.9 %	94.1 %
Weighted Average Fleet Utilization for the six months ended(3)	94.8 %	93.6 %
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment ($ mils.)	$ 292	$ 305
Number of Aircraft	9	9

(1) Excludes nine aircraft that remain in Russia with zero net book value – see Note 3 in the Notes to Unaudited Consolidated Financial Statements.

(2) Weighted by net book value (flight equipment held for lease and net investment in direct financing and sales-type leases, or "Net Book Value").

(3) Aircraft on-lease days as a percent of total days in period weighted by net book value.

Conference Call

In connection with this press release, management will host a conference call on Wednesday, October 12, 2022, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 580-3963 (from within the U.S. and Canada) or (786) 697-3501 (outside the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode "Aircastle".

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

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3 For those who are not available to listen to the live call, a replay will be available until 12:00 P.M. Eastern Time on Saturday, November 12, 2022, by dialing (866) 580-3963 (from within the U.S. and Canada); please reference passcode 1448014 followed by #. To access the replay outside the U.S. or Canada, please use the following, referencing passcode 1448014 followed by #: (UK: 0800-633-8453); (Ireland: 1 800-625-161); Singapore (800-441-1300); Japan (0053-1780199). Additional replay dial-in numbers for other locations are available here. About Aircastle Limited Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of August 31, 2022, Aircastle owned and managed on behalf of its joint ventures 252 aircraft leased to 74 customers located in 45 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

4 Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) August 31, 2022 February 28, 2022 (Unaudited) ASSETS Cash and cash equivalents $ 246,713 $ 167,891 Restricted cash and cash equivalents 650 2,791 Accounts receivable 54,960 63,666 Flight equipment held for lease, net 6,355,679 6,313,950 Net investment in leases, net 137,619 150,325 Unconsolidated equity method investments 39,494 38,317 Other assets 327,141 356,326 Total assets $ 7,162,256 $ 7,093,266 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 626,776 $ 684,039 Borrowings from unsecured financings, net 3,915,114 3,835,841 Accounts payable, accrued expenses and other liabilities 195,004 177,424 Lease rentals received in advance 43,040 37,361 Security deposits 65,366 69,189 Maintenance payments 498,768 459,713 Total liabilities 5,344,068 5,263,567 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at August 31, 2022 and February 28, 2022 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 14,048 shares issued and outstanding at August 31, 2022 and February 28, 2022 — — Additional paid-in capital 1,878,774 1,878,774 Accumulated deficit (60,586) (49,075) Total shareholders’ equity 1,818,188 1,829,699 Total liabilities and shareholders’ equity $ 7,162,256 $ 7,093,266

5 Aircastle Limited and Subsidiaries Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended August 31, Six Months Ended August 31, 2022 2021 2022 2021 Revenues: Lease rental revenue $ 146,508 $ 137,589 $ 290,652 $ 269,714 Direct financing and sales-type lease revenue 2,265 2,776 4,863 5,653 Amortization of lease premiums, discounts and incentives (5,518) (5,835) (10,906) (11,159) Maintenance revenue 20,114 21,218 47,213 47,694 Total lease revenue 163,369 155,748 331,822 311,902 Gain on sale of flight equipment 10,049 1,502 13,736 10,524 Other revenue 161 402 3,585 1,036 Total revenues 173,579 157,652 349,143 323,462 Operating expenses: Depreciation 82,106 83,391 163,424 165,782 Interest, net 50,587 55,413 100,881 113,450 Selling, general and administrative 17,393 15,990 37,309 31,573 Provision for credit losses 109 6 689 12 Impairment of flight equipment 33,671 21,232 38,099 41,815 Maintenance and other costs 5,212 8,087 13,277 15,615 Total operating expenses 189,078 184,119 353,679 368,247 Other income (expense): Loss on extinguishment of debt — (14,132) (463) (14,156) Other 2,072 57,609 2,072 57,619 Total other income 2,072 43,477 1,609 43,463 Income (loss) from continuing operations before income taxes and earnings of unconsolidated equity method investments (13,427) 17,010 (2,927) (1,322) Income tax provision (benefit) (4,068) 7,665 (739) (627) Earnings of unconsolidated equity method investments, net of tax 666 458 1,177 745 Net income (loss) (8,693) 9,803 (1,011) 50 Preference share dividends (10,500) (5,658) (10,500) (5,658) Net income (loss) available to common shareholders $ (19,193) $ 4,145 $ (11,511) $ (5,608) Total comprehensive income (loss) available to common shareholders $ (19,193) $ 4,145 $ (11,511) $ (5,608)

6 Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Six Months Ended August 31, 2022 2021 Cash flows from operating activities: Net income (loss) $ (1,011) $ 50 Adjustments to reconcile net income (loss) to net cash and restricted cash provided by operating activities: Depreciation 163,424 165,782 Amortization of deferred financing costs 7,095 8,384 Amortization of lease premiums, discounts and incentives 10,906 11,159 Deferred income taxes 6,588 4,240 Collections on net investment in leases 4,016 8,065 Security deposits and maintenance payments included in earnings (2,133) (30,420) Gain on sale of flight equipment (13,736) (10,524) Loss on extinguishment of debt 463 14,156 Impairment of flight equipment 38,099 41,815 Provision for credit losses 689 12 Other (1,179) (745) Changes in certain assets and liabilities: Accounts receivable 5,808 (5,479) Other assets (8,223) (15,413) Accounts payable, accrued expenses and other liabilities (2,284) (10,664) Lease rentals received in advance 7,094 (704) Net cash and restricted cash provided by operating activities 215,616 179,714 Cash flows from investing activities: Acquisition and improvement of flight equipment (372,474) (370,187) Proceeds from sale of flight equipment 171,065 77,900 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 4,504 10,003 Other 1,500 (64) Net cash and restricted cash used in investing activities (195,405) (282,348) Cash flows from financing activities: Net proceeds from preference share issuance — 393,362 Proceeds from secured and unsecured debt financings 75,000 — Repayments of secured and unsecured debt financings (58,355) (546,903) Debt extinguishment costs (291) (13,372) Deferred financing costs (1,903) (4,748) Security deposits and maintenance payments received 63,758 44,111 Security deposits and maintenance payments returned (11,239) (10,219) Dividends paid (10,500) — Net cash and restricted cash provided by (used in) financing activities 56,470 (137,769) Net increase in cash and restricted cash 76,681 (240,403) Cash and restricted cash at beginning of period 170,682 580,598 Cash and restricted cash at end of period $ 247,363 $ 340,195

7 Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended August 31, Six Months Ended August 31, 2022 2021 2022 2021 Net income (loss) $ (8,693) $ 9,803 $ (1,011) $ 50 Depreciation 82,106 83,391 163,424 165,782 Amortization of lease premiums, discounts and incentives 5,518 5,835 10,906 11,159 Interest, net 50,587 55,413 100,881 113,450 Income tax provision (benefit) (4,068) 7,665 (739) (627) EBITDA 125,450 162,107 273,461 289,814 Adjustments: Impairment of flight equipment 33,671 21,232 38,099 41,815 Loss on extinguishment of debt — 14,132 463 14,156 Adjusted EBITDA $ 159,121 $ 197,471 $ 312,023 $ 345,785 We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.